TERMINATION OF JOINT FILING AGREEMENT

THIS TERMINATION OF JOINT FILING AGREEMENT (this “Termination Agreement”) is made and entered into as of February 18, 2010, by and among (i) Lowrie Management, LLLP (“Lowrie Management”), Lowrie Investment Management, Inc. (“Lowrie Investment”), and Troy Lowrie (collectively, the “Original Reporting Persons”); (ii) The Vali Lou Lowrie-Reed Trust, LTD Investment Group, LLC, Vali Lou Lowrie-Reed, Tom O’Hara, and Michael Ocello (collectively, the “Rollover Reporting Persons”); (iii) Family Dog, LLC (“Parent”); and (iv) FD Acquisition Co. (“MergerSub” and, together with the Original Reporting Persons, the Rollover Reporting Persons and Parent, the “Reporting Persons”).

WHEREAS, Lowrie Management filed with the Securities and Exchange Commission (the “SEC”) a Statement of Beneficial Ownership on Schedule 13D on March 31, 2005 (the “First Schedule 13D”) with respect to the shares of common stock of VCG Holding Corp., a Colorado corporation (the “Company”);

WHEREAS, Lowrie Management subsequently amended the First Schedule 13D by that certain Amendment No. 1 on April 10, 2006 (“Amendment No. 1”);

WHEREAS, Troy Lowrie filed with the SEC a separate statement on Schedule 13D and Amendment No. 1 thereto on the same dates as Lowrie Management filed the First Schedule 13D and Amendment No. 1 thereto;

WHEREAS, the Original Reporting Persons consolidated their Schedule 13D filings in Amendment No. 2 filed on November 14, 2007 (“Amendment No. 2”), as amended by Amendment No. 3 filed on September 29, 2009 (“Amendment No. 3”), by the Original Reporting Persons, and as further amended by Amendment No. 4 filed on November 3, 2009 (“Amendment No. 4”), by the Original Reporting Persons and the Rollover Reporting Persons;

WHEREAS, the Reporting Persons further amended First Schedule 13D by that certain Amendment No. 5 filed on November 18, 2009 (“Amendment No. 5”), Amendment No. 6 filed on December 7, 2009 (“Amendment No. 6”), and Amendment No. 7 filed on December 15, 2009 (“Amendment No. 7”);

WHEREAS the First Schedule 13D as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, and Amendment No. 7, is hereinafter collectively referred to as “Schedule 13D”);

WHEREAS, the Original Reporting Persons and the Rollover Reporting Persons entered into a Joint Filing Agreement, dated as of November 3, 2009, a copy of which was filed as Exhibit 7.01 to Amendment No. 4 (the “Joint Filing Agreement”), pursuant to which the Original Reporting Persons and Rollover Reporting Persons agreed to the joint filing of the Schedule 13D and all amendments thereto with respect to their respective ownership of the Common Stock;

WHEREAS, the Parent and MergerSub entered into a Joinder to Joint Filing Agreement, a copy of which was filed as Exhibit 7.04 to Amendment No. 5 (the “Joinder Agreement”); and

WHEREAS, on November 17, 2009, the Rollover Reporting Persons appointed Troy Lowrie as their Power of Attorney with respect to, among other things, statements filed on the Schedule 13D, including any amendments thereto, pursuant to the Power of Attorney, a copy of which was filed as Exhibit 7.06 to Amendment No. 5 (the “Power of Attorney”).

NOW, THEREFORE, each of the Rollover Reporting Persons, separately and together desire to mutually terminate the Joint Filing Agreement and Power of Attorney, and each of the Parent and MergerSub, separately and together desire to mutually terminate the Joinder Agreement effective immediately following the filing of Amendment No. 8 to the Schedule 13D, and hereby agree as follows:

1.           Capitalized Terms.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Schedule 13D.

2.           Termination of Joint Filing Agreement and Power of Attorney.  Each Rollover Reporting Person, Parent and MergerSub hereby agrees to terminate the Joint Filing Agreement and Power of Attorney, effective immediately following the filing of Amendment No. 8 to the Schedule 13D reporting such termination, and confirms that, immediately following the filing of Amendment No. 8 to the Schedule 13D, each of the Joint Filing Agreement and Power of Attorney shall terminate and cease to be of further effect with respect to each Rollover Reporting Person, Parent and MergerSub.  Notwithstanding anything contained herein to the contrary, the Joint Filing Agreement shall remain in full force and effect with respect to the Original Reporting Persons.

3.           Counterparts. This Termination Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Termination Agreement as of the date set forth above.

Lowrie Management, LLLP

/s/ Troy Lowrie
Troy Lowrie, President of Lowrie Investment Management, Inc., the general partner of Lowrie Management, LLLP

Lowrie Investment Management, Inc.

/s/ Troy Lowrie
Troy H. Lowrie, President

/s/ Troy Lowrie
Troy H. Lowrie, individually

/s/ Vali Lou Lowrie-Reed
Vali Lou Lowrie-Reed, individually

The Vali Lou Lowrie-Reed Trust

/s/ Vali Lou Lowrie-Reed
Vali Lou Lowrie-Reed, Trustee

/s/ Tom O’Hara
Tom O’Hara, individually

/s/ Micheal Ocello
Micheal Ocello

LTD Investment Group, LLC

/s/ Micheal Ocello
Micheal Ocello, Managing Member

Family Dog, LLC

/s/ Troy Lowrie
Troy Lowrie, President

FD Acquisition Co.

/s/ Troy Lowrie
Troy Lowrie, President

[Signature Page to Termination of Joint Filing Agreement]